CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): March 6, 2012

Radient Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other
jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039

(Address of principal executive offices (zip code))

714-505-4461

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 7.01 - Regulation FD

Item 8.01- Other Events

As disclosed on the Current Report on Form 8-K that we filed on February 23, 2012, we are actively seeking financing to improve our working capital shortage. Also as disclosed in that 8-K, we received a term sheet with a potential investor that contemplates the issuance of an 18 month $3,315,000 convertible note that provides for an initial $250,000 advance and, subject to our satisfaction of certain funding conditions, entitles us to receive additional advances of up to $2,750,000 over a period of approximately 11 months. Since the filing of such 8-K, on March 5, 2012, we received a Securities Purchase Agreement to receive a $53,000 bridge loan. This loan will enable us to pay overdue rent, utilities and make payments to our independent auditors so we can timely file our Annual Report on Form 10-K for the year ending December 31, 2011, which is due on March 30, 2012.

Pursuant to the Securities Purchase Agreement, we shall issue an 8% Convertible Promissory Note to the lender. The Note matures on December 7, 2012 and is convertible into shares of our common stock at a price equal to 58% multiplied by the average of the lowest three trading prices for our common stock during the 10 trading days prior to the conversion date, subject to adjustment. The conversion price is subject to adjustment following certain events, including mergers, reorganizations and the issuance of securities at a price lower than the then current conversion price, in which case the conversion price shall be reduced to such lower price. We maintain the right to prepay the note, at different percentages based upon the timing of prepayment; for example, if we prepay the note within 60 days of the issuance date, we shall pay the note back at the rate of 130% of the outstanding balance, including accrued interest. Upon an event of default, the note shall be immediately due and payable. An event of default caused by our failure to effect a conversion upon a conversion notice shall cause us to pay double the amount due on the Note.

Incurring additional indebtedness, such as the Note constitutes an event of default under the notes we issued in November 2011 and therefore a default under the notes issued to the investors of the Registered Direct Offering we completed in 2009 if we do not first obtain their consent. Therefore, we shall seek to obtain consent for the Note from each such note holder after filing this 8-K and are filing this 8-K so that the consent does not constitute or include any material non-public information. If we obtain the necessary consent and upon receipt of the loan, we shall file an amendment to this 8-K and attach the form of Securities Purchase Agreement and Note as an exhibit thereto.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy our securities or any other securities and shall not constitute an offer to sell or solicitation of offers to buy any securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Douglas MacLellan
Name: Douglas MacLellan
Title: Chief Executive Officer

Dated: March 6, 2012